UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

ING Life Insurance and Annuity Company
--------------------------------------
(Exact name of registrant as specified in its charter)

CONNECTICUT
(State of Incorporation)

333-130827, 333-130833, 333-133157, 333-133158,
333-162420, 333-166370, 173298
(Commission File Numbers)

# 71-0294708
(IRS Employer Identification Number)

One Orange Way, Windsor, CT 06095-4774
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 860-580-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This filing is made in accordance with Item No. 1.01 of Section 1 of Form 8-K:

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 201l, ING Life Insurance and Annuity Company (the “Company”) entered into a new, five-year unsecured reciprocal loan agreement, effective April 1, 2011 with ING America Insurance Holdings, Inc.
(“ING AIH”), its indirect parent company (the “Agreement”). The Agreement replaced the reciprocal loan agreement dated as of June 21, 2001 between the Company and ING AIH that expired by its terms on March
31, 2011. The purpose of the Agreement is to facilitate the financing of the short term cash requirements of each party to the Agreement by permitting each party to extend financing to, and borrow from, the other party. The Agreement provides that the maximum outstanding amount that the Company may borrow from
ING AIH or that ING AIH may borrow from the Company may not exceed three percent (3%) of the statutory admitted assets of the Company as of December 31 of the applicable preceding year. Interest on any borrowing by the Company under the Agreement will be charged at a per annum rate which is based on the cost of funds for ING AIH for the interest period for each loan made under the Agreement plus .15%. Interest on any borrowing by ING AIH under the Agreement will be charged at a per annum rate which is based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. The maximum term of any loan made under the Agreement shall be two hundred seventy (270) days.

ING AIH is a Delaware corporation and indirect parent of the Company. The Company and ING AIH are indirect, wholly-owned subsidiaries of ING Groep N.V.

                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on this 21st day of April, 2011 on its behalf by the undersigned hereunto duly authorized.

ING Life Insurance and Annuity Company
(Registrant)

/s/Megan Huddleston
Megan Huddleston
Assistant Secretary